                                                                     EXHIBIT 4.1

                           COMMERCIAL INTERTECH CORP.

                       NON-EMPLOYEE DIRECTORS' STOCK PLAN

                            EFFECTIVE JANUARY 1, 1997

                           COMMERCIAL INTERTECH CORP.
                       NON-EMPLOYEE DIRECTORS' STOCK PLAN
                                TABLE OF CONTENTS
                                -----------------

                                                                                              PAGE
                                                                                              ----

ARTICLE I

ESTABLISHMENT..................................................................................  1
     1.1      Purpose..........................................................................  1

ARTICLE II

DEFINITIONS....................................................................................  1
     2.1      "Affiliate"......................................................................  1
     2.2      "Agreement" or "Award Agreement".................................................  1
     2.3      "Award"..........................................................................  1
     2.4      "Beneficiary"....................................................................  1
     2.5      "Board of Directors" or "Board"..................................................  1
     2.6      "Change in Control"..............................................................  1
     2.7      "Code" or "Internal Revenue Code"................................................  3
     2.8      "Commission".....................................................................  3
     2.9      "Committee"......................................................................  3
     2.10     "Common Stock"...................................................................  3
     2.11     "Company"........................................................................  3
     2.12     "Conversion Election" or "Election"..............................................  3
     2.13     "Deferred Stock".................................................................  3
     2.14     "Director".......................................................................  3
     2.15     "Disability".....................................................................  3
     2.16     "Effective Date".................................................................  3
     2.17     "Exchange Act"...................................................................  3
     2.18     "Fair Market Value"..............................................................  3
     2.19     "Notice Date"....................................................................  4
     2.20     "Participant"....................................................................  4
     2.21     "Plan"...........................................................................  4
     2.22     "Representative".................................................................  4
     2.23     "Retainer".......................................................................  4
     2.24     "Rule 16b-3" ....................................................................  4
     2.25     "Securities Act".................................................................  4
     2.26     "Valuation Date".................................................................  4

ARTICLE III

ADMINISTRATION.................................................................................  5

                                                                                              PAGE
                                                                                              ----

     3.1      Committee Structure and Authority................................................  5

ARTICLE IV

STOCK SUBJECT TO PLAN..........................................................................  5
     4.1      Number of Shares.................................................................  5
     4.2      Release of Shares................................................................  5
     4.3      Restrictions on Shares...........................................................  6
     4.4      Stockholders Rights..............................................................  6
     4.5      Reasonable Efforts To Register...................................................  6
     4.6      Adjustments......................................................................  7
     4.7      Limited Transfer During Offering.................................................  7

ARTICLE V

RETAINER ELECTION..............................................................................  7
     5.1      Right to Elect...................................................................  7
     5.2      Election Procedures..............................................................  7

ARTICLE VI

DEFERRED STOCK.................................................................................  8
     6.1      General..........................................................................  8
     6.2      Terms and Conditions.............................................................  8

ARTICLE VII

MISCELLANEOUS..................................................................................  9
     7.1      Amendments and Termination.......................................................  9
     7.2      General Provisions...............................................................  9
     7.3      Special Provisions Regarding a Change in Control................................. 11
     7.4      Change in Control Price.......................................................... 11

              7.5     Awards in Substitution for Awards Granted by Other Corporations.......... 11
              7.6     Delay.................................................................... 11
     7.7      Headings......................................................................... 12
     7.8      Severability..................................................................... 12
     7.9      Successors and Assigns........................................................... 12
     7.10     Entire Agreement................................................................. 12

                           COMMERCIAL INTERTECH CORP.

                       NON-EMPLOYEE DIRECTORS' STOCK PLAN

                                    ARTICLE I
                                    ---------

                                  ESTABLISHMENT
                                  -------------

     1.1 PURPOSE. The Commercial Intertech Corp. Non-Employee Directors' Stock Plan ("Plan") is hereby established by Commercial Intertech Corp. ("Company"). The purpose of the Plan is to promote the overall financial objectives of the Company and its stockholders by motivating directors of the Company who are not employees to further align their interests with those of the stockholders of the Company and to achieve long-term growth and performance of the Company. The Plan is adopted effective as of January 1, 1997 ("Effective Date").

                                   ARTICLE II
                                   ----------

                                   DEFINITIONS
                                   -----------


     For purposes of the Plan, the following terms are defined as set forth below:

     2.1 "AFFILIATE" means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company, including, without limitation, any member of an affiliated group of which the Company is a common parent corporation as provided in Section 1504 of the Code.

     2.2 "AGREEMENT" or "AWARD AGREEMENT" means, individually or collectively, any agreement entered into pursuant to this Plan pursuant to which an Award is granted to a Participant.

     2.3 "AWARD" means any Deferred Stock granted pursuant to the Plan.

     2.4 "BENEFICIARY" means the person or trust which has been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefit specified under the Plan to the extent permitted. If there is no designated beneficiary, then the term means the person or persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

     2.5 "BOARD OF DIRECTORS" or "BOARD" means the Board of Directors of the Company.

     2.6 "CHANGE IN CONTROL" means:

              (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any acquisition by a lender to the Company pursuant to a debt restructuring of the Company, or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.6;

              (b) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

              (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than twenty percent (20%) of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

              (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     2.7 "CODE" or "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, Treasury Regulations (including proposed regulations) thereunder and any subsequent Internal Revenue Code.

     2.8 "COMMISSION" means the Securities and Exchange Commission or any successor agency.

     2.9 "COMMITTEE" means the person or persons appointed by the Board of Directors to administer the Plan, as further described in the Plan.

     2.10 "COMMON STOCK" means the shares of the common stock, par value $1.00 per share, of the Company, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter or the common stock of any successor to the Company which is designated for the purpose of the Plan.

     2.11 "COMPANY" means Commercial Intertech Corp., an Ohio corporation, and includes any successor or assignee entity into which the Company may be merged, changed or consolidated; any entity for whose securities all or substantially all of the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

     2.12 "CONVERSION ELECTION" or "ELECTION" means an election by a Director to
(a) either receive all of his or her Retainer on a current basis or (b) to reduce his or her Retainer by an amount or percentage specified in the Election and to receive a right to Deferred Stock.

     2.13 "DEFERRED STOCK" means an award to receive Common Stock at the end of a specified period in exchange for a Participant's reduction of the Retainer otherwise payable to the Participant.

     2.14 "DIRECTOR" means each and any director who serves on the Board and who is not an officer or employee of the Company or any of its Affiliates.

     2.15 "DISABILITY" means a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant's duties for the Company or an Affiliate. Notwithstanding the foregoing, a Disability shall not qualify under the Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered, or incurred while participating in a criminal offense. The determination of Disability shall be made by the Committee. The determination of Disability for purposes of the Plan shall not be construed to be an admission of disability for any other purpose.

     2.16 "EFFECTIVE DATE" means January 1, 1997.

     2.17 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     2.18 "FAIR MARKET VALUE" means the value determined on the basis of the good faith determination of the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value as of any date shall be the closing price of the Common Stock on a consolidated basis for stock listed on the principal exchange or market on which the Common

Stock may be traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

     2.19 "NOTICE DATE" means the date established by the Committee as the deadline for it to receive an Election or any other notification with respect to an administrative matter in order to be effective under this Plan.

     2.20 "PARTICIPANT" means a Director to whom an Award has been granted under the Plan, and in the event a Representative is appointed for a Participant or another person becomes a Representative, then the term "Participant" shall mean such appointed Representative. The term shall also include a trust for the benefit of the Participant, the Participant's parents, spouse or descendants; a partnership the interests in which are for the benefit of the Participant, the Participant's parents, spouse or descendants; or a custodian under a uniform gifts to minors act or similar statute for the benefit of the Participant's descendants, to the extent permitted by the Committee and not inconsistent with an application of Rule 16b-3. Notwithstanding the foregoing, the term "Termination of Directorship" shall mean the Termination of Directorship of the Director.

     2.21 "PLAN" means the Commercial Intertech Corp. Non-Employee Directors' Stock Plan, as herein set forth and as may be amended from time to time.

     2.22 "REPRESENTATIVE" means (a) the person or entity acting as the executor or administrator of a Participant's estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant's primary residence at the date of the Participant's death; (b) the person or entity acting as the guardian or temporary guardian of a Participant; (c) the person or entity which is the Beneficiary of the Participant upon or following the Participant's death; or (d) any person to whom an Award has been permissibly transferred by the Committee or by operation of law; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee.

     2.23 "RETAINER" means the retainer provided to the Participant for services rendered as a Director, including, in the discretion of the Committee, service on a committee or attendance at meetings, but not the reimbursement of expenses, in his or her capacity as a Director.

     2.24 "RULE 16B-3" means Rule 16b-3 as promulgated under the Exchange Act, as amended from time to time, or any successor thereto, in effect and applicable to the Plan and Participants.

     2.25 "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     2.26 "VALUATION DATE" means the date or dates designated by the Committee for converting the Retainer to an Award of Deferred Stock pursuant to an Election.

     In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

                                   ARTICLE III
                                   -----------

                                 ADMINISTRATION
                                 --------------

     3.1 COMMITTEE STRUCTURE AND AUTHORITY. The Plan shall be administered by the Committee which, except as provided herein, shall be comprised of one or more persons. The Committee shall be the Management Evaluation and Compensation Committee of the Board of Directors, unless such committee does not exist or the Board establishes another committee whose purpose is the administration of the Plan. In the absence of an appointment, the Board shall be the Committee; provided that only those members of the Board who participate in the decision under the Plan shall be deemed to be part of the "Committee" for purposes of the Plan. A majority of the Committee shall constitute a quorum at any meeting thereof (including telephone conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of the Plan. The Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. A member of the Committee shall not exercise any discretion respecting himself or herself under the Plan. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines. The Committee shall have the authority, subject to the terms of the Plan to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan and to otherwise supervise the administration of the Plan. The Committee's policies and procedures may differ with respect to Awards granted at different times or to different Participants. Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants. Any determination shall not be subject to DE NOVO review if challenged in court.

                                   ARTICLE IV
                                   ----------

                              STOCK SUBJECT TO PLAN
                              ---------------------

     4.1 NUMBER OF SHARES. Subject to adjustment under Section 4.6, the total number of shares of Common Stock reserved and available for issuance pursuant to Awards under the Plan shall be 250,000 shares of Common Stock authorized for issuance on the Effective Date. Such shares shall consist, in their entirety, of treasury shares.

     4.2 RELEASE OF SHARES. Subject to Section 4.1, the Committee shall have full authority to determine the number of shares of Common Stock available for Awards and in its discretion may include (without limitation) as available for distribution any shares of Common Stock that have ceased to be subject to Awards, any shares of Common Stock subject to any Awards that are forfeited, any Awards that otherwise terminate without issuance of shares of Common Stock being made to the Participant, or any shares (whether or not restricted) of Common Stock that are received by the

Company in connection with an Award, including the satisfaction of any tax liability or the satisfaction of a tax withholding obligation. If any shares could not again be available for Awards to a particular Participant under applicable law, such shares shall be available exclusively for Awards to Participants who are not subject to such limitations.

     4.3 RESTRICTIONS ON SHARES. Shares of Common Stock issued upon exercise of an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in the Agreement. The Company shall not be required to issue or deliver any certificates for shares of Common Stock, cash or other property prior to (i) the listing of such shares on any stock exchange or other public market on which the Common Stock may then be listed (or regularly traded), as the Committee determines to be necessary or advisable, (ii) the completion of any registration or qualification of such shares under federal or state law, or under any ruling or regulation of any government body, which the Committee determines to be necessary or advisable, and (iii) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliate to obtain a deduction with respect to an Award. The Company may cause any certificate for any share of Common Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Common Stock as provided in the Plan or as the Committee may otherwise require. The Committee may require any person receiving Common Stock to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares of Common Stock in compliance with applicable law or otherwise. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.

     4.4 STOCKHOLDERS RIGHTS. No person shall have any rights of a stockholder as to shares of Common Stock subject to an Award until, after proper exercise of the Award or other action required, such shares shall have been recorded on the Company's official stockholder records as having been issued and transferred. Upon exercise or other required action with respect to the Award or any portion thereof, the Company will have a reasonable time in which to issue the shares, and the Participant will not be treated as a stockholder for any purpose whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company's official stockholder records, except as provided herein or in an Agreement.

     4.5 REASONABLE EFFORTS TO REGISTER. The Company will use its best efforts to file a registration statement under the Securities Act relating to the Common Stock delivered or deliverable pursuant to Awards on Commission Form S-8 if available to the Company for this purpose (or any successor or alternate form that is substantially similar to that form to the extent available to effect such registration), in accordance with the rules and regulations governing such Form, as soon as practicable after the Committee determines that the filing of such registration statement is necessary or advisable. The Company will use its reasonable efforts to cause the registration statement to become effective as soon thereafter as possible and will file such supplements and amendments to the registration statement as may be necessary to keep the registration statement in effect until the earliest of (a) one year following the expiration of the relevant period of the last Award outstanding, (b) the date the Company is no longer a reporting company under the Exchange Act and (c) the date all Participants have disposed of all shares delivered pursuant to any Award. The Company may delay any of the foregoing obligations if the Committee reasonably determines that any such registration would materially and adversely affect the Company's interests or would be of no material benefit to Participants.

     4.6 ADJUSTMENTS. In the event of a stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, Company stock offering or event involving the Company and having an effect similar to any of the foregoing, then the Committee may adjust or substitute, as the case may be, the number of shares of Common Stock available for Awards under the Plan, the number of shares of Common Stock covered by outstanding Awards and any other characteristics or terms of the Awards as the Committee may deem necessary or appropriate to reflect equitably the effects of such changes to the Participants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional shares as shall reasonably be determined by the Committee.

     4.7 LIMITED TRANSFER DURING OFFERING. In the event there is an effective registration statement under the Securities Act pursuant to which shares of Common Stock shall be offered for sale in an underwritten offering, a Participant shall not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of shares received directly or indirectly pursuant to an Award.

                                    ARTICLE V
                                    ---------

                                RETAINER ELECTION
                                -----------------

     5.1      RIGHT TO ELECT

              (a) A Director may have all or a portion of his or her Retainer credited as Deferred Stock on his or her behalf. A Director who desires to receive all or a portion of his or her Retainer in the form of Deferred Stock shall file an Election by the relevant Notice Date pursuant to the procedures of the Committee authorizing his or her Retainer otherwise payable to be reduced and to be distributed in the form of Deferred Stock.

              (b) As of the relevant Valuation Date determined by the Committee, the number of shares of Deferred Stock shall equal (1) the value of Retainer subject to the Conversion Election multiplied by 1.20, divided by
     (2) the Fair Market Value per share of the Common Stock on a date selected by the Committee.

     5.2 ELECTION PROCEDURES. If properly executed and received by the Committee, an Election shall be effective only with respect to a Retainer paid in the period to which the Election applies and only with respect to a Retainer paid after the Notice Date for the Election. The Election shall be effective only if received on or prior to the Notice Date to which the Election relates and shall only be irrevocable to the extent determined by the Committee. Notwithstanding the foregoing, an Election may be deemed to be continuing and applicable to calendar years after the year in which the Election is filed and may be continuing for such period of time as determined by the Committee. The Committee may establish rules and procedures governing when an Election will be effective and what Retainer will be subject to an Election.

                                   ARTICLE VI
                                   ----------

                                 DEFERRED STOCK
                                 --------------

     6.1 GENERAL. The Committee shall have authority to grant Deferred Stock under this Plan at any time or from time to time, including in connection with a Conversion Election. Shares of Deferred Stock may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the persons to whom and the time or times at which Deferred Stock will be awarded, the number of shares of Deferred Stock to be awarded to any Participant, the duration of the period (the "Deferral Period") prior to which the Common Stock will be delivered, and the conditions under which receipt of the Common Stock will be deferred and any other terms and conditions of the Awards. Each Award shall be confirmed by, and be subject to the terms of, an Agreement. The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals by the Participant or by the Company or an Affiliate, including a division or department of the Company or an Affiliate for or within which the Participant is primarily employed or upon such other factors or criteria as the Committee shall determine. The provisions of Deferred Stock Awards to any Participant need not be the same as those of Awards to any other Participants or other Awards to the same Participant.

     6.2 TERMS AND CONDITIONS. Deferred Stock Awards shall be subject to the following terms and conditions:

              (a) LIMITATIONS ON TRANSFERABILITY. Subject to the provisions of this Plan and except as may otherwise be provided in an Agreement, neither Deferred Stock Awards, nor any interest therein, may be sold, assigned, margined, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or Elective Deferral Period as defined in Section 6.2(e), where applicable), the Committee shall deliver Common Stock to the Participant for the shares covered by the Deferred Stock Award.

              (b) RIGHTS. Unless otherwise determined by the Committee and subject to this Plan, cash dividends on the Common Stock that is the subject of the Deferred Stock Award shall be automatically deferred and reinvested in additional Deferred Stock, and stock dividends on the Common Stock that is the subject of the Deferred Stock Award payable in stock shall be paid in the form of Deferred Stock of the same class as the Common Stock on which such dividend was paid.

              (c) CRITERIA. Based on service, performance by the Participant or by the Company or the Affiliate, including any division or department for which the Participant is employed or such other factors or criteria as the Committee may determine, the Committee may provide for the lapse of deferral limitations in installments and may accelerate the vesting of all or any part of any Award and waive the deferral limitations for all or any part of such Award.

              (d) FORFEITURE. Unless otherwise provided in an Agreement or determined by the Committee, if the Participant ceases to be a Director during the Deferral Period due to death or Disability, the restrictions shall lapse and the Participant shall be fully vested in the Deferred Stock and shares of Common Stock shall be delivered to the Participant. Unless otherwise provided in an Agreement or determined by the Committee, upon a Participant's ceasing to be a Director for any reason during the Deferral Period other than death or Disability, the rights to the shares still covered by the Award shall be forfeited by the Participant, except that the Committee shall have the discretion to waive, in whole or in part, such forfeiture requirement and any or all remaining deferral limitations with respect to any or all of such Participant's Deferred Stock.

              (e) ELECTION. A Participant may elect to further defer receipt of the Common Stock payable under an Award (or an installment of an Award) for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee. Subject to any exceptions adopted by the Committee, such election must be made at least one (1) year prior to completion of the Deferral Period for the Award.

                                   ARTICLE VII
                                   -----------

                                  MISCELLANEOUS
                                  -------------

     7.1 AMENDMENTS AND TERMINATION. The Board may amend, alter or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under an Award theretofore granted without the Participant's consent, except such an amendment (a) made to avoid an expense charge to the Company or an Affiliate, (b) made to cause the Plan to qualify for the exemption provided by Rule 16b-3, or (c) made to permit the Company or an Affiliate a deduction under the Code. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or agreement.

     The Committee may amend, alter or discontinue the Plan or an Award at any time on the same conditions and limitations (and exceptions to limitations) as applies to the Board's authority to amend the Plan and further subject to any approval or limitations the Board may impose.

     The Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval. Notwithstanding anything in the Plan or an Agreement to the contrary, if any right under this Plan or an Agreement would cause a transaction to be ineligible for pooling of interests accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Board or the Committee may modify or adjust the right so that pooling of interests accounting is available.

     7.2      GENERAL PROVISIONS.



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              (a) REPRESENTATION. The Committee may require each person
     purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof in violation of the Securities Act. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

              (b) WITHHOLDING. If determined to be required to protect the Company, no later than the date as of which an amount first becomes includable in the gross income of the Participant for Federal income tax purposes with respect to any Award, the Participant shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, provided that any applicable requirements under Section 16 of the Exchange Act are satisfied. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

              (c) CONTROLLING LAW. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Ohio (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law and to avoid liability to the Company, an Affiliate or a Participant, including, without limitation, liability under Section 16(b) of the Exchange Act.

              (d) OFFSET. Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any shares of Common Stock, cash or other thing of value under the Plan or an Agreement to be transferred to the Participant, and no shares of Common Stock, cash or other thing of value under the Plan or an Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

              (e) FAIL-SAFE. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or Rule 16a-1(c)(3). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b- 3 or Rule 16a-1(c)(3) to be stated therein, such provision shall be deemed to be incorporated by reference into the Plan with respect to Participants subject to Section 16.

              (f) RIGHT TO CAPITALIZE. The grant of an Award shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

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



     7.3 SPECIAL PROVISIONS REGARDING A CHANGE IN CONTROL. Notwithstanding any other provision of the Plan to the contrary, unless otherwise provided in an Agreement, in the event of a Change in Control, any restrictions or deferrals applicable to Deferred Stock Awards shall lapse, and such Awards shall become free of all restrictions and become fully vested and transferable to the full extent of the original grants.

     In addition, the Committee shall have full discretion, notwithstanding anything herein or in an Agreement to the contrary, to do any or all of the following with respect to an outstanding Award:

              (a) To cause any Award to be cancelled, provided notice of at least 15 days thereof is provided before the date of cancellation;

              (b) To provide that the securities of another entity be substituted hereunder for the Common Stock and to make equitable adjustment with respect thereto;

              (c) To grant each Participant the right, by giving notice during a pre-set period, to surrender all or part of an Award to the Company and to receive cash in an amount equal to the "Change in Control Price" (as defined in Section 7.4) per share of Common Stock on the date of such election multiplied by the number of shares of Common Stock subject to the Award;

              (d) To require the assumption of the obligations of the Company under the Plan, subject to appropriate adjustment; and

              (e) To take any other action the Committee determines to take.

     7.4 CHANGE IN CONTROL PRICE. For purposes of this Section, "Change in Control Price" means the greater of (i) the highest reported sales price of a share of Common Stock in any transaction reported on the principal exchange or market on which such shares are listed during the sixty (60)-day period prior to and including the date of a Change in Control, or (ii) if the Change in Control is the result of a corporate transaction, the highest price per share of Common Stock paid in such tender or exchange offer or other corporate transaction. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Committee.

     7.5 AWARDS IN SUBSTITUTION FOR AWARDS GRANTED BY OTHER CORPORATIONS. Awards may be granted under this Plan from time to time in substitution for awards held by Directors in respect of other plans of other entities. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

     7.6 DELAY. If at the time, the Participant is subject to "short-swing" liability under Section 16 of the Exchange Act, any time period provided for under the Plan, to the extent necessary to avoid the imposition of liability, shall be suspended and delayed during the period the Participant would be subject to such liability.

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




     7.7 HEADINGS. The headings contained in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

     7.8 SEVERABILITY. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

     7.9 SUCCESSORS AND ASSIGNS. The Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant's heirs, legal representatives and successors.

     7.10 ENTIRE AGREEMENT. The Plan and the Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and the Agreement, the terms and conditions of the Plan shall control.

     Executed as of _______________, 1997.

                                COMMERCIAL INTERTECH CORP.

                                By:
                                    ----------------------------
                                     Name:
                                          ----------------------
                                     Title:
                                           ---------------------


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